SECTION 906 CERTIFICATION
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Pursuant to 18 U.S.C. § 1350, the undersigned officers of BlackRock Municipal 2020 Term Trust (the "Company"), hereby certify, to the best of their knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 8, 2004

/s/ Robert S. Kapito

Name:	Robert S. Kapito
Title:	Principal Executive Officer

/s/ Henry Gabbay

Name:	Henry Gabbay
Title:	Principal Financial Officer